                                                                   Exhibit 10.81

                       ADMINISTRATIVE SERVICES AGREEMENT

THIS ADMINISTRATIVE SERVICES AGREEMENT ("Agreement") is entered into as of this 29th day of DECEMBER, 1997, by and between CITADEL HOLDING CORPORATION ("Citadel") and BIG 4 RANCH, INC. ("Big 4"). Citadel and Big 4 hereby agree as follows:

                                R E C I T A L S

A. Big 4 is the owner of a 40% partnership interest in each of three separate general California partnerships (the "Partnerships") owning certain agricultural real property (the "Property") for the farming and harvesting of citrus orchards; and

B. Big 4 desires to engage Citadel on behalf of itself under this Agreement to provide certain administrative services to and for Big 4.

1.  Services:
    --------

     1.1.  Services Included:  Citadel hereby undertakes, at the request from
           -----------------
     time to time by Big 4, to perform the following administrative services:

          a) To prepare quarterly and annual reports to Big 4 shareholders, making use of financial information provided by Big 4, and to administer the printing and distribution of such reports;

          b) To include in its mailings to Citadel shareholders, such reports and other information as Big 4 may reasonably request; provided that such materials are clearly labeled as being the materials of Big 4 and as not being the materials of Citadel;

          c)   To administer the Big 4's bank accounts;

          d) To maintain a mailing and delivery address for Big 4 at the principal corporate offices of Citadel and to review and direct to appropriate directors, officers, representatives and contractors of Big 4 correspondence addressed to Big 4;

          e) To maintain a telephone and fax facility for Big 4 at the principal corporate offices of Citadel and to receive and direct to appropriate directors, officers, representatives and contractors of Big 4 telephone and other oral communications directed to Big 4;

          f) To provide, or cause to be provided, share registry services for Big 4;

          g) To provide, or cause to be provided, on January 1, 1999 or promptly thereafter, a message center or electronic bulletin board or other facility whereby persons interested in buying or selling Big 4 common stock can register, post or otherwise give notice of such interest;

          h) To provide, at Citadel's principal corporate offices, facilities where Big 4 directors and officers can hold meetings; and

          i) To provide, at Citadel's principal corporate offices, such secretarial support services to the directors and officers of Big 4 as they may reasonably require in the execution of their official duties and responsibilities.

     1.2.  Services not included:  Citadel will have no obligation to perform
           ---------------------
     accounting or auditing functions, and it is understood that Big 4 will separately contract for such services. Nor is Citadel being engaged to perform any services of a fiduciary nature or of a discretionary, as opposed to a ministerial, nature. It is understood that the officers and directors of Big 4 will continue to be responsible for the management of the business and affairs of Big 4 and that Citadel will have no responsibility with respect to such management functions.

     1.3  No Obligation to Advance Monies:  Citadel shall have no obligation to
          -------------------------------
     make any advance to or for the account of Big 4 nor to become liable for any expense of Big 4 regardless of the detriment or penalty that Big 4 will suffer if the same is not made or incurred. If, in Citadel's reasonable discretion, it incurs any expense or makes any advance for Big 4 arising out of or in carrying out Citadel's duties under this Agreement, Citadel shall be deemed to have done so as the authorized agent of Big 4 and Big 4 shall promptly upon request pay such expense or reimburse Citadel for such advance which sum shall bear interest from the date disbursed by Citadel at the rate set forth in Section 2.3.

2.   Reimbursement and Compensation:
     ------------------------------

     2.1.  Reimbursement:  Big 4 will promptly, and in any event within thirty
           -------------
     (30) days of receipt of invoice from Citadel, reimburse Citadel for its out-of-pocket costs in providing services under this Agreement. Where a precise apportionment is not possible, a representative of each of Citadel and Big 4 will meet and confer periodically to determine a reasonable
     apportionment.   Reimbursable costs will not include, however, general
     overhead items such as employee salaries, rent and utilities (other than telephone and other communications type utilities), compensation for such items being included within the administrative fee specified below.

     2.2.  Administrative Fee:  Big 4 will pay a monthly fee of One Thousand
           ------------------
     Dollars ($1,000), commencing January 1,1998, to compensate Citadel for the services to be provided under this Agreement. This amount will remain fixed for the first 24 months of this Agreement. Thereafter, such fee will be adjusted upwards to reflect a change in the consumer price index, all urban consumers _____ = 100, or such other index as may be selected by Citadel and Big 4 from time to time. Notwithstanding the above, the parties agree that following every second anniversary of this Agreement they will review the level and quantity of services being provided under this Agreement and make such adjustment to the Administrative Fee as may be appropriate given the level and quantity of such services.

     2.3.  Agreement Interest Rate:  Any payment not timely made will accrue
           -----------------------
     interest at that fluctuating rate equal from time to time to the prime rate as published in the Wall Street Journal (or such other equivalent published index as the parties may from time to time select) plus two hundred (200) basis points, or the maximum amount permitted by law, whichever is less.

3.   Term:
     ----

     This Agreement will have an initial term of ten (10) years, and will continue there after on a year to year basis unless terminated by either party on not less than one hundred eighty (180) days notice. Notwithstanding the above, this Agreement may be terminated by Big 4 at any time on not less than ninety (90) days notice, and by either party in the event of material breach by the other party of its obligations under this Agreement. In the case of termination for breach, the terminating party will first give notice to the other party of such breach and thirty (30) days in which to cure the same.

4.   Indemnification:
     ---------------

     Big 4 agrees to indemnify Citadel, its officers, directors, employees and contractors, against any and all liability arising out of or relating to this Agreement or from the performance by Citadel, and/or such other persons, of services under this Agreement, except where such liability was the direct and proximate result of willful misconduct or gross negligence on the part of the person seeking such indemnity. This indemnity obligation includes, without limitation, the obligation to advance all reasonable attorneys fees and other costs incurred by any person indemnified under this Agreement in defending any action or proceeding resulting from the performance of services under this Agreement and/or in investigating any claim by any person threatening any such action or proceeding; provided, however, that such indemnified party will be obligated to repay such advances, together with interest at the Agreement Interest Rate, in the event that a court of competent jurisdiction ultimately determines, in a final and non-appealable judgment, that such liability was the direct and proximate result of willful misconduct or gross negligence on the part of such person.

5.   Miscellaneous:
     -------------

     5.1.  Governing Law: Venue: This Agreement is to be governed by the laws of
           --------------------
     the State of California as such laws pertain to contracts made and to be performed entirely within such state. Any action brought under this Agreement may be brought only in the Federal District Court or the California Superior (or Municipal) Court sitting in Los Angeles County, California. Each of the parties hereto consent to the jurisdiction and venue of such courts.

     5.2.  Notices: Any notice to be given under this Agreement must be in
           -------
     writing, and will be deemed given when actually delivered, in the case of Citadel, to the Chairman of the Board, President or Secretary of that company, and in the case of Big 4, to the Chairman of the Board, President or Secretary of that company.

     5.3.  No Third Party Beneficiaries: There are not third party beneficiaries
           ----------------------------
     to this Agreement, The indemnity provisions set forth hereinabove may be asserted by individuals other than Citadel only with the written approval of Citadel, which approval may be given or withheld by Citadel in its sole and absolute discretion.

     5.4.  Amendments: This Agreement can only be amended by a writing making
           ----------
     specific reference to this Agreement and signed by both parties hereto.

     5.5.  Successors and Assigns: This Agreement will be binding upon any
           ----------------------
     corporate successor to Citadel and/or Big 4 as the case may be: provided, however, that the benefits and burdens of this Agreement can only be assigned in connection with a merger or sale of all or substantially all of the assets of the transferor (and then only provided that the transferee agrees in writing addressed to the nontransfering party hereunder to be bound by this Agreement) or otherwise with the written approval of the other party to this Agreement, such approval not to be unreasonably withheld or delayed. Upon any such transfer, the obligations of the transferor hereunder will terminate.

     5.6.  Interpretation: This Agreement is to be interpreted in an even handed
           --------------
     manner and not with reference to any rule of construction providing for interpretation for or against the drafter thereof.

     5.7  Competition; Self-Dealing.  Except as otherwise agreed, Citadel and
          -------------------------
     its affiliates may engage in or possess an interest in other business ventures of any nature or description, independently or with others, whether currently existing or hereafter created, including business that is competitive with the business of Big 4. Big 4 shall not have any rights in or to such independent ventures or the income of profits derived therefrom. Furthermore, nothing in this Agreement shall preclude transactions between Citadel, or its affiliates, and Big 4, provided that any services performed by Citadel, or its affiliates, are on terms no less favorable to Big 4 than could be obtained from an unrelated third party on an arms' length basis.

     5.8  Entire Agreement:  This Agreement constitutes the entire understanding
          ----------------
     between and among the parties, and supersedes any prior understandings respecting the subject matter thereof.

IN WITNESS WHEREOF. the parties hereto have executed and delivered this Agreement as of the date first set forth above.


CITADEL HOLDING CORPORATION         BIG 4 RANCH, INC.

By                                  By /s/ Edward L. Kane
  ---------------------------         -------------------------
     Steve Wesson                        Edward L. Kane
     Title:  President                   Title:  President